FIRST AMENDMENT TO CUSTODY AGREEMENT

THIS FIRST AMENDMENT TO CUSTODY AGREEMENT(the "Amendment") is made and entered into as of December 1, 1996, by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA("Client"), a New Jersey corporation, and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company("Custodian")

                                    RECITALS:

A. Client and Custodian are parties to that certain custody agreement dated as of September 16, 1996(the "Agreement") for the custody of certain assets belonging to Separate Accounts, as defined in the Agreement, which Separate Accounts are registered as management investment companies.

B. Client and Custodian desire to amend and supplement the Agreement upon the following terms and conditions.

                                   AGREEMENT:

In consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Custodian hereby agree that the Agreement is amended and supplemented as follows:

1. Schedule 1.6 shall be replaced in its entirety by the Schedule 1.6 dated November 29, 1996 attached hereto and incorporated herein by this reference.

2. Schedule 4.4.1 shall be replaced in its entirety by the Schedule 4.4.1 dated November 19, 1996 attached hereto and incorporated herein by this reference.

In all other respects, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

                                            INVESTOR FIDUCIARY TRUST COMPANY


                                            By: /s/ ALLEN R. STRAIN
                                               ---------------------------------
                                                    Allen R. Strain
                                                    Executive Vice President

                                            THE PRUDENTIAL INSURANCE COMPANY OF
                                            AMERICA

                                            By: /s/ JAMES J. QUINN
                                               ---------------------------------
                                                    James J. Quinn
                                                    Vice President and
                                                    Assistant Treasurer

                              SECURITY DEPOSITORY
                                  SCHEUDLE 1.6

COUNTRY                           SUBCUSTODIAN
-------                        ------------------
United States                  Depository Trust Company

                               Participants Trust Company

                               Federal Reserve Bank

Argentina                      Caja de Valores s.A.

Australia                      Austraclear Limited;

                               Reserve Bank Information and
                               Transfer system(RITS)

Austria                        Oesterreichische
                               Kontrollban KAG
                               (Wertpapiersammelbank Division)

Belgium                        Caisse Interprofessionelle
                               de Depots et de Virements
                               de Titres S.A.(CIK);

                               Sanque Nationale de Belgique

Brazil                         Bolsa de Valores de Sao Paulo
                               (Bovespa);

                               Banco Central do Brasil,
                               Systema Especial de Liquidacao
                               e Custodia(SELIC)

Canada                         The Canadian Depository
                               for Securities Limited
                               (CDS)

Denmark                        Vaerdipapircetralen
                               The Danish Securities Center(VP)

Finland                        The Central Share Register of
                               Finland

COUNTRY                        CENTRAL DEPOSITORY
-------                        ------------------
France                         Societe Interprofessionele
                               pour la Compensation des
                               Valeurs Mobilieres(SICOVAM);

                               Banque de France,
                               Saturne System

Germany                        The Deutscher Kassenverein AG

Greece                         The Central Securities Depository
                               (Apothetirion Titlon A.E.)

Hong Kong                      The Central Clearing and
                               Settlement system(CCASS)

Hungary                        The Central Depository and
                               Clearing House(Budapest)Ltd.
                               (KELER Ltd.)

Ireland                        The Central Bank of Ireland,
                               The Gilt Settlement Office(GSO)

Italy                          Monte Titoli S.p.A.;

                               Banca d'Italia

Japan                          Japan Securities Depository
                               Center(JASDEC);

                               Bank of Japan Net System

Republic of Korea              Korea Securities Depository

Malaysia                       Malaysian Central Depository Sdn.
                               Bhd.(MCD)

Mexico                         S.D. INDEVAL, S.A. de C.V.
                               (Instituto para el Deposito de
                               Valores)

                               Banco de Mexico

COUNTRY                           SUBCUSTODIAN
-------                        ------------------
Netherlands                    Nederlands Centraal
                               Instituut voor Giraal
                               Effectenverkeer B.V.
                               (NECIGEF)

New Zealand                    New Zealand Central
                               Securities Depository
                               Limited(NZCSD)

Norway                         Verdipapiresntralen -
                               The Norwegian Registry
                               of Securites(VPS)

Peru                           Caja de Valores(CAVAL)

Poland                         The National Depository
                               of Securities(Centrum
                               Krajoweg o Depozytu
                               Papierow Wartosciowych)

                               National Bank of Poland

Portugal                       Central de Valores
                               Mobiliarios(Central)

Singapore                      The Central Depository
                               Liquidacion de Valores s.A.
                               (SCLV);

                               Banco de Espana,
                               Anotaciones en Cuenta

Sri Lanka                      The Central Depository
                               System(Pvt) Limited

Sweden                         Vardepapperscentralen VPC AB,
                               The Swedish Central Securities
                               Depository

Switzerland                    Schweizerische Effekten -
                               Giro AG(SEGA)

COUNTRY                        CENTRAL DEPOSITORY
-------                        ------------------
Taiwan - R.O.C.                The Taiwan Securities
                               Central Depository
                               Company, Ltd.(TSCD)

Thailand                       Thailand Securities Depository
                               Company Limited(TSD)

United Kingdom                 The Bank of England,
                               The Central Gilts Office(CGO);
                               The Central Moneymarkets Office
                               (CMO)

Euroclear(The Euroclear System)/State Street London Limited

Cedel(Cedel Bank Societe anonyme)/State Street London Limited

                                  SUBCUSTODIAN
                                 SCHEUDLE 4.4.1

COUNTRY                           SUBCUSTODIAN
-------                        ------------------
United States                  State Street Bank and Trust

                               Chase Manhattan Bank(f/k/a/ Chemical Bank)
                               (Physical)

Argentina                      Citibank, N.A.

Australia                      Westpec Banking
                               Corporation

Austria                        GiroCredit Bank
                               Aktiengesellschaft
                               der Sparkassen

Belgium                        Generale Bank

Brazil                         Citibank, N.A.

Canada                         Canada Trustco
                               Mortgage Company

Chile                          Citibank, N.A.

Colombia                       Cititrust Colombia S.A.
                               Sociedad Fiduciaria

Denmark                        Den Danske Bank

Finland                        Merita Bank Limited

France                         Banque Paribas

Germany                        Dresdner Bank AG(Mutual Funds Only)
                               Banque Paribas(Duetschland) OGH
                               (Institutional Funds Only)

Greece                         National Bank of Greece S.A.

Hong Kong                      Standard Chartered Bank

Hungary                        Citibank Budapest Rt.

COUNTRY                        CENTRAL DEPOSITORY
-------                        ------------------
India                          Deutsche Bank AG
                               Hongkong and Shanghai Banking Corp.

Indonesia                      Standard Chartered Bank

Ireland                        Bank of Ireland

Italy                          Banque Paribas

Japan                          The Daiwa Bank, Limited
                               The Sumitomo Trust & Banking Co., Ltd.
                               The Fuji Bank, Limited

Republic of Korea              SEOULBANK

Malaysia                       Standard Chartered Bank
                               Malaysia Berhad

Mexico                         Citibank Mexico, S.A.

Netherlands                    MeesPierson N.V.

New Zealand                    ANZ Banking Group
                               (New Zealand) Limited

Norway                         Christiania Bank og
                               KreditKasse

Peru                           Citibank, N.A.

Philippines                    Standard Chartered Bank

Poland                         Citibank Poland S.A.(Mutual Funds Only)
                               Bank Polska Kasa Opieki, S.A.
                               (Institutional Funds Only)

Portugal                       Banco Comercial Portugues

Singapore                      The Development Bank
                               of singapore Ltd.

Spain                          Banco Santander, S.A.

COUNTRY                           SUBCUSTODIAN
-------                        ------------------
Sri Lanka                      The Hongkon and Shanghai
                               Banking Corporation Limited

Sweden                         Skandinaviska enskilda
                               Banken

Switzerland                    Union Bank of Switzerland(Mutual Funds Only)
                               Lombard Odier & Cie(Institutional Funds Only)

Taiwan - R.O.C                 Central Trust of China

Thailand                       Standard Chartered Bank

United Kingdom                 State Street Bank and
                               Trust Company

Venezuela                      Citibank N.A.